UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.
SIGNATURES

Item 8.01 Other Event.
As reported on Form 4 filed on April 4, 2007, the Company’s Chief Operating Officer and Chief Medical Officer have sold shares of Company common stock commencing on April 3, 2007. These sales were principally to satisfy personal tax liabilities resulting from the acquisition of the common stock through the Company’s acquisition of PrairieStone Pharmacy, LLC and the vesting of restricted stock awards, respectively, pursuant to 10b5-1 trading plans entered into previously. Other Company employees have 10b5-1 trading plans in place permitting sales of Company common stock acquired on the vesting of restricted stock awards. Additional sales under the Chief Medical Officer’s 10b5-1 are dependent on market conditions. The Company’s Chief Operating Officer’s 10b5-1 trading plan provides for the sale of additional shares to satisfy tax personal tax liabilities per the terms of the PrairieStone Limited Liability Company Ownership Interest Purchase Agreement, which provides in pertinent part that all of the selling security holders agreed that during the two (2) year period following the closing, they will not, individually or in the aggregate, publicly sell or otherwise privately sell, give, transfer, exchange, dividend or distribute in any one day more than the Sellers’ Total Daily Limit of the Company shares. The Sellers’ Total Daily Limit is defined to mean the greater of twenty-five thousand (25,000) shares or during the first year following Closing twenty percent (20%) of the average daily trading volume of the Company common stock during the five trading days preceding the day of sale and during the second year thirty percent (30%) of such average daily trading volume. The Seller’s Total Daily Limit does not apply to an aggregate of 1,094,527 shares of common stock which may be sold by the Company’s Chief Operating Officer and PrairieStone’s president (“Executive Sellers”) to satisfy their respective tax obligations resulting from the sale of their respective membership units of PrairieStone Pharmacy, LLC to the Company. Of the 3,000,000 shares of common stock paid to the Executive Sellers at closing, 195,600 shares (which number of shares is subject to adjustment as described below) will be held by the Company subject to a Holdback Account. The shares to be held by the Company subject to the Holdback Account are referred to as the “Holdback Shares.” The Holdback Shares will be held by the Company for the purpose of satisfying any indemnity claim by the Company against the Executive Sellers and are additionally subject to release or forfeiture based on PrairieStone’s financial performance during the three years following the closing date, as described in the LLC Agreement, in our Current Report on Form 8-K filed on February 1, 2007 (the “Prior 8-K”), and in our other filings with the Securities and Exchange Commission. The number of Holdback Shares is subject to adjustment on a quarterly basis per a formula as described in the LLC Agreement, in the Prior 8-K and in our other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/S/ Lynn K. Fetterman

Lynn K. Fetterman
Its: Interim Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: April 5, 2007